                                                                     Exhibit 4.4

NEITHER THIS WARRANT, NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO A "U.S. PERSON" (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE WARRANT OR SUCH SHARES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.


                          DATAWARE TECHNOLOGIES, INC.

                         COMMON STOCK PURCHASE WARRANT
                                (40,000 SHARES)


Dataware Technologies, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Entrust Nominees Limited ("Entrust") or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof and before 5:00 P.M., Boston time, on the third anniversary of the date of initial issuance of this Warrant (the "Termination Date"), up to Forty Thousand (40,000) fully paid and nonassessable shares of common stock, $.01 par value, of the Company ("Common Stock"), at a purchase price per share of $10.00 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.


This Warrant is issued pursuant to a certain Agreement-Sale of Shares of even date herewith, between the Company and Entrust. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term "Company" shall include Dataware Technologies, Inc. and any corporation that shall succeed or assume the obligations of the Company hereunder.

(b) The terms "Warrant" or "Warrants" mean this Warrant and any other warrant or warrants issued in exchange or substitution for, or upon partial exercise of, this Warrant.


1. EXERCISE OF WARRANT.
   -------------------

1.1. Subject to Section 1.2, this Warrant may be exercised in full or in part by the holder hereof by surrender of this Warrant, with the subscription form at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment in cash or by certified or official bank check payable to the order of the Company in the amount of the aggregate Purchase Price for the number of shares of Common Stock designated by the holder in the subscription form. On any partial exercise the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon compliance with Sections 10 and 11 and payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which this Warrant may still be exercised.

1.2. This Warrant may only be exercised by, and Common Stock issued to, a person who (a) is outside the United States at the time of exercise and who provides the Company with written certification that such person is not a U.S. Person and this Warrant is not being exercised on behalf of a U.S. Person or a written opinion of counsel in form and substance satisfactory to the Company to the effect that the issuance of Common Stock upon exercise hereof will be exempt from registration under the Act, and (b) provides the Company with confirmation that such person is not acquiring such Common Stock with a view to any offering or distribution thereof in violation of applicable securities laws.

2. DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. As soon as practicable
   -------------------------------------------------
after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon upon compliance with Sections 10 and 11 and payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which such holder shall be entitled on such exercise.

3. NOTICE OF RECORD DATE.  In case the Company shall take a record of the
   ---------------------
holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, then and in each such case the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right. Such notice shall be mailed at least ten
(10) days before the record date or effective date for the event specified in such notice.

4. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.
   ----------------------------------------------------------

4.1. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be (but not later than the Termination Date), shall receive, in lieu of the Common Stock issuable on exercise before such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Section 5.

4.2. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company having its principal office in Boston, Massachusetts, as trustee for the holder or holders of the Warrants, to be held by such trustee and any successor trustee until the Termination Date or earlier exercise hereof.

4.3. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect until the Termination Date and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company.

5. ADJUSTMENT UPON EXTRAORDINARY EVENTS.  In the event that the Company shall
   ------------------------------------
(i) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price. Upon any such adjustment, the holder of this Warrant shall thereafter, upon the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock issuable upon exercise hereof immediately before such adjustment by a fraction, the numerator of which is the Purchase Price that was in effect immediately before such adjustment, and the denominator of which is the Purchase Price in effect on the date of such exercise.

6. NOTIFICATION AS TO ADJUSTMENTS.  In each case of any adjustment or
   ------------------------------
readjustment in the Purchase Price and shares of Common Stock issuable on the exercise of the Warrants, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the holder of this Warrant at his or its address registered on the books of the Company, which notice shall state the Purchase Price resulting from such adjustment and the increased or decreased, if any, number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

7. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS.  The Company
   ------------------------------------------------------------
will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock from time to time issuable upon the exercise of the Warrants.

8. EXCHANGE OF WARRANTS.  On surrender for exchange of any Warrant, properly
   --------------------
endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered, provided, however, that the Company shall not be obligated to issue such replacement Warrant or Warrants and record such transfer in the Company's records unless the transfer is in accordance with all of the terms and conditions of this Warrant and the Agreement-Sale of Shares executed by the original holder hereof.

9. REPLACEMENT OF WARRANTS.  On receipt of evidence reasonably satisfactory to
   -----------------------
the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security satisfactory in form and amount to the Company in its sole discretion or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10. COMPLIANCE WITH SECURITIES LAWS.  This Warrant has been issued in reliance
    -------------------------------
on the representations made by the original holder hereof and may be exercised, transferred or exchanged only in compliance with the Act, including Regulation S promulgated thereunder. Any holder by accepting this Warrant represents to the Company that the Warrant is acquired without a view to any offering or distribution in violation of applicable securities laws. Such holder of this Warrant agrees that he or it will not offer, sell or otherwise dispose of this Warrant or the shares of Common Stock issuable upon exercise thereof except in circumstances that will not result in a violation of the Act, including Regulation S promulgated under the Act, or any applicable laws relating to the sale of securities, and such holder agrees to provide the Company with such documentation as the Company shall deem necessary to demonstrate that such offer, sale or disposition complied with applicable securities laws. This provision shall similarly apply to subsequent transferees of this Warrant.

11. TRANSFERS. This Warrant is issued upon the following terms, to all of which
    ---------
each holder or owner hereof by acceptance hereof consents and agrees.

11.1. Neither this Warrant nor any shares of Common Stock issuable upon exercise hereof may be offered for sale or sold to any party until after the 40-day period beginning on the date of original issuance of this Warrant.

11.2. This Warrant may not be transferred or subdivided into warrants to purchase fewer than 1,000 shares of Common Stock (as adjusted pursuant to Section 5).

11.3. Subject to the provisions of applicable U.S. securities laws, title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

11.4. Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby.

11.5. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12. NO RIGHTS AS A STOCKHOLDER. Until the exercise of this Warrant, the holder
    --------------------------
hereof shall have only the rights provided herein and shall not by virtue hereof have or exercise any voting or other rights as a stockholder of the Company.

13. NOTICES, ETC. All notices and other communications from the Company to the
    ------------
holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

14. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived,
    -------------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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Dated as of March __, 1996

DATAWARE TECHNOLOGIES, INC.



------------------------------
Name:
Title:

                             FORM OF SUBSCRIPTION
                  (To be signed only on exercise of Warrant)

TO DATAWARE TECHNOLOGIES, INC.:

          The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _______________ shares of Common Stock of Dataware Technologies, Inc. and herewith makes payment of $____________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to

_____________________________________________________________________, whose address is ______________________________________________________________.

          The undersigned (a) certifies to the Company that he or it is not a U.S. Person (as defined in Regulation S under the U.S. Securities Act of 1933) and this Warrant is not being exercised on behalf of a U.S. Person, and (b) confirms that he or it is not acquiring such Common Stock with a view to any offering or distribution thereof in violation of applicable securities laws.

                              .................................................
Dated: _______________        (Signature must conform to the name of holder as
                              specified on the face of the Warrant)

                              .................................................
                                    (Address)

                             ____________________

                              FORM OF ASSIGNMENT
                  (To be signed only on transfer of Warrant)


     For value received, the undersigned hereby sells, assigns, and transfers unto __________________________________________ the right represented by the within Warrant to purchase ______________________ [not less than 1,000 shares without the Company's prior written consent] shares of Common Stock of Dataware Technologies, Inc. to which the within Warrant relates, and appoints ___________________________________ attorney to transfer such right on the books of Dataware Technologies, Inc. with full power of substitution in the premises.



                              .................................................
Dated: _______________        (Signature must conform to name of the holder as
                              specified on the face of the Warrant)


Signed in the presence of:    .................................................
                                    (Address)
 .......................

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